UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 204
N. Andover, MA		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 557-1001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See Items 2.01 and 2.03 below for information concerning loan agreements entered into between the Registrant and its lender and various acquisition agreements concerning Registrant’s acquisition of Rainier Surgical Incorporated on May 11, 2007.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 11, 2007, Rainier Acquisition Corp. (the “Buyer”), a wholly-owned subsidiary of the Registrant, completed the acquisition of all the issued and outstanding capital stock of Rainier Surgical Incorporated (“RSI”).  The acquisition was pursuant to a Stock Purchase Agreement entered into on May 11, 2007, by and among the Buyer, RSI and Garth Luke, as Seller.  There was no material relationship, other than in respect to this transaction between the Seller and the Registrant or any of its affiliates, or any officer or Director of the Registrant or any associate of any such director or officer.

Headquartered in Auburn, Washington, RSI specializes in the sales, service, distribution, and marketing of orthopedic DME.  Established in 1991, Rainier Surgical is the largest stock and bill provider of orthopedic DME in the state of Washington.  Currently, Rainier Surgical has more than 45 trained and experienced staff members.  Through its stock and bill program, Rainier Surgical successfully minimizes the overhead cost and expense physicians, clinics, hospitals, and surgery centers incur when prescribing and distributing orthopedic DME products to their patients.

The aggregate purchase price paid was $3,575,000, subject to post-closing adjustments and an escrow, consisting of $2,675,000 in cash, and an aggregate of 1,428,571 shares of Registrant’s common stock (the “Shares”) valued at $900,000, based on a price per share of $.63 which was the 10-day average prior to closing.

Under the Stock Purchase Agreement upon the closing of the transaction, Garth Luke, as Seller, entered into a four-year employment contract with RSI as President, which is filed as Exhibit 2.2 to this Current Report on Form 8-K.  Mr. Luke will be employed at RSI’s offices in Auburn, Washington. Mr. Luke is being compensated $158,400 per annum and is entitled to stock options as part of Registrant’s 2006 Employee Stock Incentive Plan.  The agreement is terminable with cause and without cause.  Mr. Luke agreed not to compete with RSI for a period of three years after the closing date and two years after termination.

As part of the transaction, RSI entered into a ten-year Triple Net Lease for its facilities at 1112 29th St. NW, Auburn, WA.  The landlord is RSI Properties Management, LLC, a Washington Limited Liability Company an entity whose managing member is Garth Luke.  The net rent is $14,000 per month, or $168,000 for the first year increasing to $18,500, or $222,000 in the last year, with the tenant responsible for all costs, expenses and obligations of every kind.  The tenant has an option to extend for an additional five-year term at increasing rents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 11, 2007, the Registrant and its affiliates entered into a  $5,000,000 Credit Agreement with TD BANKNORTH, N.A. (the “Credit Agreement”). The borrowing capacity available to the Registrant under the Credit Agreement consists of notes representing a two year $4,000,000 Senior Secured Revolving Credit Facility and a five year $1,000,000 Senior Secured Convertible Revolving Acquisition Loan Facility.

All borrowings under the Credit Agreement will bear interest at either (i) a rate equal to LIBOR, plus an Applicable Margin (as defined in the Credit Agreement), or (ii) a  Base Rate (as defined in the Credit Agreement)  plus an Applicable Margin.

The Registrant and each of its wholly-owned subsidiaries, Ortho-Medical Products, Inc., Rainier Surgical Incorporated, Rainier Acquisition Corp. and Andover Management Services, Inc. are borrowers under the Credit Agreement and their obligations are guaranteed by Registrant and all of Registrant’s subsidiaries. All of Registrant’s and its subsidiaries’ assets are pledged as security under the Credit Agreement.

The Credit Agreement will be initially utilized to replace commitments and outstandings under Rainier Surgical Incorporated’s existing credit facility with Heritage Bank. Subsequent proceeds of the Credit Agreement are to be used for acquisition, working capital and for general corporate purposes.

Copies of the Credit Agreement, the forms of notes executed in favor of the lenders, the Stock Pledge Agreement and the Security Agreement are attached to this report as Exhibits and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Credit Facility is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement, the forms of notes, the Pledge Agreement and the Security Agreement.

Item 3.02  Unregistered Sales of Equity Securities

(a)           On May 11, 2007, Registrant issued the 1,428,571 shares to the Seller of  RSI pursuant to the Stock Purchase Agreement  described under Item 2.01 above (the “RSI Acquisition”).

(b)           The Shares comprised $900,000 of the Purchase Price for the RSI Acquisition.

(c)           The Shares were issued pursuant to an exemption claimed by Registrant under Section 4(2) of the Securities Act of 1933, as amended.  Each of the sellers represented and warranted their sophistication and had access to the same information that would have been contained in a registration statement.

(d)           No convertible securities were issued.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy one days after the due date of this Report.

(b)  Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the due date of this Report.

(d)           Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated May 11, 2007 by and among Rainier Acquisition Corp, Rainier Surgical Incorporated and Garth Luke.
2.2	Employment Agreement dated May 11, 2007 by and among Rainier Surgical Incorporated and Garth Luke.
2.3	Net Lease dated as of May 11, 2007 by and among RSI Property Management LLC and Rainier Surgical Incorporated.
2.4	Credit Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.
2.5	Stock Pledge Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.
2.6	Subsidiary Guaranty
2.7	Security Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14 , 2007	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
Name: Edwin A. Reilly
Title: Chief Executive Officer